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                  DECISIONONE HOLDINGS CORP. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                 (IN THOUSANDS, EXCEPT FOR EARNINGS PER SHARE)

                                                                    EXHIBIT 11

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
                                                                   Three Months                           Nine Months
                                                                  Ended March 31,                        Ended March 31,
                                                          ---------------------------------      -------------------------------
                                                              1996               1995                1996               1995
                                                          -----------         -------------      ------------      -------------
Net Income                                                   $5,842             $4,660             $10,866            $10,179
                                                          ==========         ==========          ==========        ===========

Primary Income Per Share:
   Weighted average number of common shares:
      Shares outstanding, beginning of period                 9,523              8,936               8,935              8,920
      Average number of shares related to
         common stock equivalents                             1,925              1,871               2,019              1,618
      Average number of shares issued for
         employee stock options exercised                                                              122                  8
      Average number of shares issued                                                                  127
      Shares related to SAB 83                                  749              1,046                 949              1,046
      Shares from automatic conversion
         of redeemable preferred stock
         related to SAB 64                                   11,272             11,272              11,272             11,272
                                                          ----------         ----------          ----------        -----------
            Total weighted average common and
               common equivalent shares outstanding          23,469             23,125              23,424             22,864
                                                          ==========         ==========          ==========        ===========

Net income per common share                                   $0.25              $0.20               $0.46              $0.45
                                                          ==========         ==========          ==========        ===========



Fully Diluted Income Per Share:
   Weighted average number of common shares:
      Shares outstanding, beginning of period                 9,523              8,936               8,935              8,920
      Average number of shares related to
         common stock equivalents                             1,983              1,565               2,078              1,927
      Average number of shares issued for
         employee stock options exercised                                                              122                  8
      Average number of shares issued                                                                  127
      Shares related to SAB 83                                  749              1,046                 949              1,046
      Shares from automatic conversion
         of redeemable preferred stock
         related to SAB 64                                   11,272             11,272              11,272             11,272
                                                          ----------         ----------          ----------        -----------
            Total weighted average common and
               common equivalent shares outstanding          23,527             22,819              23,483             23,173
                                                          ==========         ==========          ==========        ===========

Net income per common share                                   $0.25              $0.20               $0.46              $0.44
                                                          ==========         ==========          ==========        ===========
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